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                                                                   Exhibit 10.51



                            COLE NATIONAL GROUP, INC.
                    1999 SUPPLEMENTAL RETIREMENT BENEFIT PLAN

                  WHEREAS, Cole National Group, Inc. (the "Company") and certain related corporations desire to provide supplemental retirement benefits for certain highly compensated and management employees, in consideration of services performed and to be performed by such employees for the Company and the related corporations.

                  NOW, THEREFORE, the Company hereby adopts and publishes this 1999 Supplemental Retirement Benefit Plan, which shall contain the following terms and conditions:


                                    ARTICLE I
                                     PREFACE
                                     -------

                SECTION 1.1. EFFECTIVE DATE. The effective date of this Plan is January 1, 1999.

                SECTION 1.2. PURPOSE OF THE PLAN. The purpose of this Plan is to provide additional retirement benefits for certain management and highly compensated employees of the Company (and other participating Employers).

                SECTION 1.3. GOVERNING LAW. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

                SECTION 1.4. GENDER AND NUMBER. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural, unless otherwise clearly required by the context.

                SECTION 1.5. SEVERABILITY. If any provision of this Plan or the application thereof to any circumstances(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.


                                   ARTICLE II
                                   DEFINITIONS
                                   -----------

                  SECTION 2.1. The following words and phrases when used in this Plan with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise.





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                SECTION 2.1(1). "BENEFICIARY" shall mean such person or persons
(natural or otherwise) as may be designated by the Participant as his Beneficiary under this Plan. Such a designation may be made, and may be revoked or changed at any time including after the Participant is in pay status (without the consent of any previously designated Beneficiary), only by an instrument (in form acceptable to the Company) signed by the Participant and filed with the Secretary of the Company prior to the Participant's death. In the absence of such a designation and at any other time when there is no existing Beneficiary designated by the Participant to whom payment is to be made pursuant to his designation, his Beneficiary shall be his surviving spouse or, if none, his estate. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary. If two or more persons designated as a Participant's Beneficiary are in existence, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provided to the contrary.

                SECTION 2.1(2). "Cause" shall mean gross neglect of duty, dishonesty, conviction of a felony, disloyalty, intoxication, drug addiction, or other similar misconduct adverse to the best interests of the Company; provided that if the Participant is party to an employment agreement which contains a more restrictive definition of "Cause" or "for cause", such more restrictive definition shall apply for purposes of this Plan.

                SECTION 2.1(3). "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

                  (a) the Parent merges into itself, or is merged or consolidated with, another corporation and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting corporation immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former stockholders of the Parent immediately prior to such transaction;

                  (b) all or substantially all the assets accounted for on the Consolidated Balance Sheet of the Parent are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former stockholders of the Parent immediately prior to such transaction or series of transactions;

                  (c) A person, within the meaning of Section 3(a)(9) of 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934) of (i) 15% or more but less than 35% of the voting power of the then-outstanding voting securities of the Parent without the prior approval by the Board, or (ii) 35% or more of the voting power of the then-outstanding voting

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         securities of the Parent; PROVIDED, HOWEVER, that the foregoing does not apply to any such acquisition that is made by (w) any subsidiary of the Parent; (x) any employee benefit plan of the Parent or any Subsidiary or (y) any person or group of which employees of the Parent or of any Subsidiary control a greater than 25% interest unless the Board of Directors of the Parent determines that such person or group is making a "hostile acquisition;"

                  (d) A majority of the members of the Board of Directors of the Parent or of any Subsidiary are not Continuing Directors, where a "Continuing Director" is any member of the Board of Directors of the Parent or, with respect to a Subsidiary, of such Subsidiary who (x) was a member of the Board of Directors of the Parent or, with respect to a Subsidiary, of such Subsidiary on the date hereof or (y) was nominated for or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                SECTION 2.1(4). "CODE" shall mean the Internal Revenue Code of 1986, as it has been and may be amended from time to time.

                SECTION 2.1(5). "CONTROLLED GROUP" shall mean the Company and each other entity, the employees of which, together with the employees of the Company, are required to be treated as if they were employed by a single employer under Section 414 of the Code.

                SECTION 2.1(6). "DISABILITY" shall mean a disability as defined under any long term disability plan maintained by an Employer.

                SECTION 2.1(7). "EMPLOYER(S)" shall mean the Company and/or any other member of the Controlled Group which shall adopt this Plan pursuant to
Section 6.4.

                SECTION 2.1(8). "INSTRUMENT OF ADOPTION AND INSTRUMENT DESIGNATING PARTICIPANTS" shall mean the Instruments referred to in Section 6.4 by which an Employer, among other things, evidences its adoption of the Plan.

                SECTION 2.1(9). "PARENT" shall mean Cole National Corporation.

                SECTION 2.1(10). "PARTICIPANT" shall mean each employee of an Employer (a) who is either a highly compensated or a management employee, (b) who is designated by the Board of Directors of the Company, on the recommendation of the Chief Executive Officer of the Company, as a Participant in this Plan and, (c) who as a result of such participation, is entitled to a Supplemental Retirement Benefit hereunder. Each employee who is so designated as a Participant under this Plan shall be notified in writing of such fact by the Company. Once an employee has been designated as a Participant, he shall remain a Participant unless and until the Board of Directors of the Company revokes his Participant status. Upon the revocation of Participant status, a former Participant shall remain as an inactive Participant until all vested Supplemental Retirement Benefits have been paid to him or his Beneficiary.
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                SECTION 2.1(11). "PENSION PLAN" shall mean the Cole National
Group, Inc. Retirement Plan, as such plan may be amended from time to time.

                SECTION 2.1(12). "PLAN" shall mean this 1999 Cole National Group, Inc. Supplemental Retirement Benefit Plan, as it may be amended from time to time.

                SECTION 2.1(13). "SUBSIDIARY" shall mean a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

                SECTION 2.1(14). "SUPPLEMENTAL RETIREMENT BENEFIT" shall mean the retirement benefit determined under Article III.

                SECTION 2.1(15). "UNRELATED PARTY" shall mean any person, or any group of persons acting together, other than (a) a member of the Controlled Group, or its directors or officers, or (b) any nominee holder for any stock exchange.


                                   ARTICLE III
                         SUPPLEMENTAL RETIREMENT BENEFIT
                         -------------------------------

                SECTION 3.1. AMOUNT OF SUPPLEMENTAL RETIREMENT BENEFIT. Each Participant or Beneficiary of a deceased Participant shall be entitled to a Supplemental Retirement Benefit, which shall be determined as set forth in the Instrument Designating Participants applicable to the Participant.

                SECTION 3.2. TIME OF PAYMENT. A Participant's (or Beneficiary's) Supplemental Retirement Benefit shall commence at the same time and under the same conditions as the benefits payable to the Participant (or Beneficiary) under the Pension Plan.

                SECTION 3.3. EARLY RETIREMENT REDUCTIONS. A Participant's Supplemental Retirement Benefit shall be reduced or increased for early or delayed retirement as provided for in the Instrument Designating Participants applicable to the Participant.
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                  SECTION 3.4. FORM OF PAYMENT. The Supplemental Retirement
Benefit shall be payable in the same form and for the same duration as the benefits payable to the Participant (or Beneficiary) under the Pension Plan.

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                  SECTION 3.5. LIABILITY FOR PAYMENT. The Employer by which the
Participant was employed at the time of his termination of employment with the Controlled Group shall pay the Supplemental Retirement Benefit to the Participant and/or his Beneficiary, but such Employer's liability hereunder shall be limited to its proportionate share of such Supplemental retirement benefit, determined as hereinafter provided. If the Participant's Pension Benefits payable to the Participant and/or his Beneficiary under the Pension Plan are based on the Participant's employment with more than one Employer, the amount of the Supplemental Retirement Benefit shall be shared by all such Employers (by reimbursement to the Employer making such payment) as may be agreed to between them in good faith, taking into consideration the Participant's credited service and annual compensation paid by each such Employer and as will permit the deduction (for purposes of federal income taxes) by each such Employer of its portion of the payments made and to be made hereunder.


                                   ARTICLE IV
                                     VESTING
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                SECTION 4.1. VESTING. A Participant shall be vested in his
Supplemental Retirement Benefit in accordance with the vesting provisions of the Pension Plan.


                                    ARTICLE V
                                  MISCELLANEOUS
                                  -------------

                SECTION 5.1. LIMITATION ON RIGHTS OF PARTICIPANTS AND BENEFICIARIES - NO LIEN. This Plan is an unfunded, nonqualified plan and the entire cost of this Plan shall be paid from the general assets of one or more of the Employers. No trust has been established for the Participants or Beneficiaries. No liability for the payment of benefits under the Plan shall be imposed upon any officer, director, employee, or stockholder of an Employer. Nothing contained herein shall be deemed to create a lien in favor of any Participant or Beneficiary on any assets of any Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Employers and shall have no right to, prior claim to, or security interest in, any assets of the Company or any Employer.


                  SECTION 5.2. NONALIENATION. No right or interest of a Participant or his Beneficiary under this Plan shall be anticipated, assigned (either at law or in equity) or alienated by the Participant or his Beneficiary, nor shall any such right or interest be subject to attachment, garnishment, levy, execution or other legal or equitable process or in any manner be liable for or subject to the debts of any Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then the

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Company may terminate his interest in any such benefit and hold or apply it to or for his benefit or the benefit of his spouse, children or other person or persons in fact dependent upon him, or any of them, in such a manner as the Company may deem proper; PROVIDED, HOWEVER, that the provisions of this sentence shall not be applicable to the surviving spouse of any deceased Participant if the Company consents to such inapplicability, which consent shall not unreasonably be withheld.

                SECTION 5.3. EMPLOYMENT RIGHTS. Employment rights shall not be enlarged or affected hereby. The Employers shall continue to have the right to discharge or retire a Participant, with or without cause.

                SECTION 5.4. INSTRUMENTS OF ADOPTION/INSTRUMENT DESIGNATING PARTICIPANTS. Any member of the Controlled Group may become an Employer hereunder with the written consent of the Company if it executes an "Instrument of Adoption" evidencing its adoption of the Plan and files a copy thereof with the Company. Such Instrument of Adoption may be subject to such terms and conditions as the Company requires or approves and shall include a designation of the Participants in the Plan. In addition, with the consent of the Company, such Instrument of Adoption may contain specific provisions which apply to some or all of the employees of an Employer. Any such specific provisions which apply to the employees of the Company shall be specified in an Instrument Designating Participants. An Employer who ceases to exist or who is no longer a member of the Controlled Group shall automatically cease being a participating Employer hereunder.

                  SECTION 5.5.  ADMINISTRATION OF PLAN.

                  (a) The Company shall be responsible for the general administration of the Plan and for carrying out the provisions hereof and, for purposes of the Employee Retirement Income Security Act of 1974, as amended, the Company shall be the plan sponsor and the plan administrator. The Chief Executive Officer of the Company shall interpret where necessary, in his reasonable and good faith judgment, the provisions of the Plan and, except as otherwise provided in the Plan, shall determine the rights and status of Participants and Beneficiaries hereunder (including, without limitation, the amount of any Supplemental Retirement Benefit to which a Participant or Beneficiary may be entitled under the Plan). Notwithstanding the foregoing, the President of the Company or such other person designated by the Board of Directors of the Company shall have the sole right to interpret the Plan with respect to any matter that relates solely to the Chief Executive Officer.

                  (b) The Chief Executive Officer of the Company and the Company each may, from time to time, delegate all or part of the administrative powers, duties and authorities delegated to it under this Plan to such person or persons, office or committee as it shall select.

                  SECTION 5.6. CLAIMS PROCEDURE. Whenever there is denied, whether in whole or in part, a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant"), the plan administrator shall transmit a written notice of such decision to the

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Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the plan administrator a written request therefor, which request shall contain the following information:

                  (a) the specific portions of the denial of his claim which the Claimant requests the plan administrator to review;

                  (b) a statement by the Claimant setting forth the basis upon which he believes the plan administrator should reverse the previous denial of his claim for benefits and accept his claim as made; and

                  (c) any written material which the Claimant desires the plan administrator to examine in its consideration of his position as stated pursuant to Subsection (b) above.

Within 60 days of the date the Claimant files the written request for review, the plan administrator shall designate a named fiduciary to conduct a full and fair review of the decision denying the Claimant's claim for benefits. Within 60 days of the date of such review, the named fiduciary shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

                  SECTION 5.7. EFFECT ON OTHER BENEFITS. Benefits payable to or with respect to a Participant under any Employer sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

                  SECTION 5.8. PAYMENT TO GUARDIAN. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Company may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Company may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such benefit.


                                   ARTICLE VI
                            AMENDMENT AND TERMINATION
                            -------------------------

                  SECTION 6.1. AMENDMENT. The Board of Directors of the Company does hereby reserve the right to amend, at any time, any or all of the provisions of the Plan for all Employers, without the consent of any other Employer or any Participant, Beneficiary or any


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other person. Any such amendment shall be expressed in an instrument executed by the Chief Executive Officer of the Company and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution.



                SECTION 6.2. TERMINATION.

                (a) The Board of Directors of the Company does hereby reserve the right to terminate the Plan at any time for any or all Employers, without the consent of any other Employer or of any Participant, Beneficiary or any other person. Such termination shall be expressed in an instrument executed by the Chief Executive Officer of the Company and shall become effective as of the date designated in such instrument, or if no date is specified, on the date of its execution. Any other Employer which shall have adopted the Plan may, with the written consent of the Board of Directors of the Company, elect separately to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to it, but it shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder. Any such withdrawal and termination shall be expressed in an instrument executed by an officer of the terminating Employer and shall become effective as of the date designated in such instrument or, if no date is specified, on the date of its execution. Notwithstanding the foregoing, if an Employer ceases to exist or is no longer a member of the Controlled Group, such action shall automatically constitute a termination of the Plan as to such Employer.

                (b) Upon any termination of the Plan, each affected Participant's Supplemental Retirement Benefit shall be 100% vested and shall be distributed to him (or his Beneficiary) as otherwise provided in Article III.

                SECTION 6.3. LIMITATIONS ON AMENDMENT AND TERMINATION. Notwithstanding the foregoing provisions of this Article, no amendment or termination of the Plan shall, without the consent of the Participant (or, in the case of his death, his Beneficiary), adversely affect the vested Supplemental Retirement Benefit under the Plan of any Participant or Beneficiary as such Supplemental Retirement Benefit exists on the date of such amendment or termination.


                IN WITNESS WHEREOF, Cole National Group, Inc. has executed this Supplemental Retirement Benefit Plan this ___ day of ____________, 1998.


                                       COLE NATIONAL GROUP, INC.

                                       By: ___________________________________

                                       Title:_________________________________